Exhibit 4.1


                                 TRUST AGREEMENT


         TRUST AGREEMENT, between MSDW Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated July 7, 1999 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Terms Schedule attached hereto and the Standard Terms so incorporated by reference.

         WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

         WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units; and

         WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

         WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Securities and other property identified in
Schedule II to the Trust Agreement (the "Trust Property"); and

         WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

         NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having an initial Unit Principal Balance identified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof and of the Standard Terms.

         IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Terms Schedule attached hereto.

                           LASALLE BANK NATIONAL ASSOCIATION
                           as Trustee on behalf of the Trust identified in
                           Schedule I hereto, and not in its individual capacity

                           By: /s/ Brian D. Ames
                               ----------------------------------
                               Name: Brian D. Ames
                               Title: Vice President


                            MSDW STRUCTURED ASSET CORP.


                            By: /s/ Michael Harpe
                                ----------------------------------
                                Name: Michael Harpe
                                Title: President



Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                                SATURNS Trust No. 2001-1

Date of Trust Agreement:              April 24, 2001

Trustee:                              LaSalle Bank National Association.
                                      References to Chase Bank of Texas,
                                      National Association in the Standard Terms shall be inapplicable.

Initial Unit Principal Balance:       $49,662,000

Issue Price:                          100%

Number of Units:                      1,986,480 (Unit Principal Balance of $25
                                      each)

Minimum Denomination:                 $25 and $25 increments in excess thereof.
                                      The minimum denomination specified in
                                      Section 5.01(a) of the Standard Terms
                                      shall not apply. Each $25 of Unit
                                      Principal Balance is a Unit.

Cut-off Date:                         April 24, 2001

Closing Date:                         April 24, 2001

Specified Currency:                   United States dollars

Business Day:                         New York, New York and Chicago, Illinois

Interest Rate:                        7.125%

Interest Reset Period:                Not Applicable

Rating:                               A1 by Moody's
                                      A+ by S&P

Rating Agencies:                      Moody's and S&P

Scheduled Final Distribution Date:    December 1, 2096. The Units will have the
                                      same final maturity as the Securities. The
                                      Scheduled Final Distribution Date of the
                                      Units will shorten to match any shortening of the maturity of the Securities.

Prepayment/Redemption:                The Trust Property is subject to
                                      redemption at any time and is subject to call in accordance with Schedule III.

                                      If the Swap Agreement is partially
                                      exercised or if there is a partial
                                      redemption of the Securities, the Trustee will randomly select Units to be redeemed in full from the proceeds of the partial exercise of the Swap Agreement or partial redemption of the Securities.

Additional Distribution:              If any of the Securities are redeemed by
                                      the Security Issuer prior to June 1, 2006, each of the Units which are redeemed in connection with such redemption of
                                      Securities will receive a pro rata
                                      distribution from the proceeds of the
                                      redemption of the Securities remaining
                                      after payment of principal and interest on such Units up to a maximum of $2.50 per Unit.

Corporate Trust Office:               The definition of "Corporate Trust Office"
                                      in the Standard Terms shall not apply.

                                      The Corporate Trust Office shall be the
                                      Trustee's Asset-Backed Securities Trust
                                      Services Group having an office at 135 S.
                                      LaSalle Street, Suite 1625, Chicago,
                                      Illinois 60603 or such other addresses as the Trustee may designate from time to time by notice to the Unitholders, the Depositor, the Swap Counterparty and the Guarantor.

Swap Agreement:                       The ISDA Agreement referred to in Schedule
                                      III. In addition, in connection with an
                                      additional issuance of Units, any
                                      additional Swap Agreement entered into in connection therewith.

Swap Counterparty:                    Party A to the Swap Agreement referred to
                                      in Schedule III or any assignee thereof.
                                      In addition, in connection with an
                                      additional issuance of Units, Party A to any additional Swap Agreement or any assignee thereof.

                                      In the event that there is more than one
                                      Swap Counterparty at any time when a
                                      partial termination or a deemed exercise is to occur under only part of the options outstanding under all Swap Agreements, the Trustee shall randomly select which options under the Swap Agreements shall be selected for such partial termination or deemed exercise.

Guarantee:                            Morgan Stanley Dean Witter & Co. shall
                                      guarantee the obligations of Morgan
                                      Stanley & Co. International Limited
                                      ("MSIL") for so long as MSIL is Party A to any Swap Agreement with the Trust.

Swap Notional Amount:                 The Notional Amount specified in Schedule
                                      III.

Swap Payment Date:                    Any date upon which the rights under the
                                      Swap Agreement may be exercised.

Swap Rate:                            Not Applicable

Additional Swap Agreements:           In connection with an additional issuance
                                      of Units, the Depositor may arrange for
                                      the Trust to enter into an additional Swap
                                      Agreement with identical terms as the Swap
                                      Agreement entered into as of the Closing
                                      Date with an additional Swap Counterparty, except that such Swap Agreement may have a different Swap Counterparty and premium amount than the Swap Agreement entered into on the Closing Date. The Rating
                                      Agency Condition must be satisfied in
                                      connection with respect to the Swap
                                      Counterparty.

Distribution Date:                    Each June 1 and December 1, commencing
                                      June 1, 2001. If payment on the Securities is not received by the Trustee by 12 noon
                                      (New York City time) on a Distribution
                                      Date, interest will be distributed on the next Business Day upon which such payment is received prior to 12 noon, with no adjustment to the amount distributed.

Record Date:                          Each May 15 and November 15, regardless of
                                      whether such day is a Business Day.

Form:                                 Global

Depositary:                           DTC

Trustee Fees and Expenses:            As compensation for and in payment of
                                      trust expenses related to its services
                                      hereunder other than Extraordinary Trust
                                      Expenses, the Trustee will receive Trustee
                                      Fees on each Distribution Date in the
                                      amount equal to $3,750. The Trustee Fee
                                      shall cease to accrue after termination of the Trust. The "Trigger Amount" with respect to Extraordinary Trust Expenses for the Trust is $25,000 and the Maximum
                                      Reimbursable Amount is $100,000. The
                                      Trustee Fee will be paid by the Expense
                                      Administrator. Expenses will be reimbursed by the Expense Administrator in accordance with the Expense Administration Agreement.

Expense Administrator:                The Depositor will act as Expense
                                      Administrator on behalf of the Trust
                                      pursuant to an Expense Administration
                                      Agreement, dated as of April 24, 2001 (the
                                      "Expense Administration Agreement"),
                                      between the Depositor as Expense
                                      Administrator (the "Expense
                                      Administrator") and the Trust.

                                      The Expense Administrator will receive a fee equal to 0.025% per annum of the principal amount of the Securities held by the Trust as its fee, payable on the basis of a 360 day year consisting of twelve 30 day months. The Expense Administrator's fee is payable only from available interest receipts received with respect to the Securities after application of such receipts to payment of accrued interest on the Units and any Swap Termination Payments currently owing.

                                      In addition the Expense Administrator
                                      shall own that portion of the Securities which represent the interest of a fractional Unitholder that would remain after a partial exercise or deemed exercise of the Swap Agreement had the Swap Counterparty not been obligated to pay the Fractional Unit Make Whole Amount (pursuant to and as defined in the Swap Agreement). The Expense Administrator shall receive all interest and principal with respect to such portion of the Securities.

                                      The Expense Administrator will be
                                      responsible for paying the Trustee Fee and reimbursing certain other expenses of the Trust in accordance with the Expense Administration Agreement.

Listing: The Depositor has applied to list the Units on the New York Stock Exchange

ERISA Restrictions:                   None of the restrictions in the Standard
                                      Terms relating to the Employee Retirement
                                      Income Security Act of 1974, as amended, and related matters shall apply.

Deemed Representations:               Not Applicable

QIB Restriction                       Not Applicable

Trust Wind-Up Event:                  The Trust Wind-Up Events specified in
                                      Sections 9.01(a), 9.01(c), 9.01(d),
                                      9.01(f) and 9.01(h) shall not apply. The
                                      Trust Wind Events specified in Sections
                                      9.01(b) (Security Default), 9.01(c) (Early
                                      Termination Date designated due to
                                      "illegality" or "tax event" under the Swap
                                      Agreement), 9.01(g) (Disqualified
                                      Securities), 9.01(i) (Excess Expense
                                      Event) shall apply. Pursuant to Section
                                      9.01(j), the following events also shall constitute Trust Wind-Up Events: (i) redemption (or completion of a self-tender) by the Security Issuer of all Securities held by the Trust and (ii) exercise of the right to purchase
                                      Securities under the Swap Agreement as to all Securities held by the Trust.

Termination:                          If a Trust Wind-Up Event occurs (other
                                      than due to exercise of the right to
                                      purchase Securities under the Swap
                                      Agreement as to all Securities held by the Trust), any Securities held by the Trust will be liquidated (in the case of a Trust
                                      Wind-Up Event resulting from a self-tender offer, by tender to the Security Issuer) and the proceeds will be applied first to redeem the Units at 100% of their principal balance plus accrued interest and then to apply any remaining amounts to the payment of any amounts owed to the Swap Counterparty as a Swap Termination
                                      Payment under the Swap Agreement.

                                      In the event the Security Issuer makes a self-tender offer for the Securities, 100% of the Unitholders may direct the Trustee to tender all of the Securities held by the Trust. The Trustee will only accept an instruction to tender the Securities if all of the Securities held by the Trust are to be tendered. The Units will receive the proceeds after payment of a Swap Termination Payment determined on the basis of "Market Quotation" under the Swap Agreement (with the Trust as sole Affected Party) as advised by the Swap
                                      Counterparty.

Exchangeable Series Terms:            A Unitholder may exchange Units for a pro
                                      rata portion of the Trust Property (less any amount sold to pay the Swap
                                      Termination Payment); provided that: (i) the exchange is made with respect to a minimum Unit Principal Balance of $250,000 and in $25 integral multiples in excess thereof; (ii) such exchange is to be effected on June 1 of any year, commencing
                                      June 1, 2002, (iii) the Swap Counterparty is authorized to sell Securities in an amount necessary to make payment of any Swap Termination Payment corresponding to the portion of the Securities exchanged for such Units and receives the proceeds of such sale.

                                      In the event of an optional exchange of
                                      the Units for Securities, the Swap
                                      Termination Payment shall also include an amount equal to the present value of the Trustee Fee that will accrue from the date of exchange until the Scheduled Final Distribution Date (assuming for this purpose that the Trust is not terminated prior to the Scheduled Final Distribution
                                      Date) multiplied by the amount of
                                      Securities exchanged divided by
                                      $49,825,000.

Terms of Retained Interest:           The Depositor retains the right to receive
                                      any and all interest that accrues on the Securities prior to the Closing Date. The
                                      Depositor will receive such accrued
                                      interest on the first Distribution Date
                                      for the Units and such amount shall be
                                      paid from the interest payment made with respect to the Securities on June 1, 2001.

                                      The amount of the Retained Interest is
                                      1,405,538.

Call Option Terms:                    Not applicable.

Security Default:                     The definition of Security Default in the
                                      Standard Terms shall not apply. A
                                      "Security Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable
                                      Security Agreement, (ii) the failure of
                                      the Security Issuer to pay an installment of principal of, or any amount of interest due on, the Securities after the due date thereof and after the expiration of any applicable grace period; or (iii) the occurrence of certain events of default under such Securities and/or Security
                                      Agreement relating to the insolvency or
                                      bankruptcy of the Security Issuer.

Sale of Securities                    If the Trust must sell the Securities it
                                      holds, the Trust will sell the Securities through the Selling Agent in accordance with Section 9.03(b) and the following terms. The Selling Agent will solicit bids for all of the Securities held by the Trust from at least three registered broker-dealers of national reputation, one of which shall be the Selling Agent. The
                                      Selling Agent will, on behalf of the
                                      Trust, sell the Securities at the highest bid price received. If the Selling Agent did not put forward such highest bid, it may purchase the Securities at such highest bid rather than selling the Securities to the highest bidder.

Voting and other Actions:             In the event that the Security Issuer
                                      solicits any vote, consent, waiver,
                                      modification or other action under the
                                      Security Agreement or the terms of the
                                      Securities, the Trustee will act with
                                      respect to all of the Securities in
                                      conformity with the direction of a
                                      majority (by outstanding Unit Principal
                                      Balance) of the Units.

Additional Issuance of Units:         Upon no less than 5 days' notice to the
                                      Trustee, the Depositor may deposit
                                      additional Securities at any time in
                                      exchange for additional Units in minimum denominations of $250,000 and in $25 integral multiples in excess thereof. The principal amount of Securities deposited must be in the same ratio to the Unit
                                      Principal Balance of the Units received as the ratio of the aggregate Unit Principal
                                      Balance on the Closing Date to the
                                      aggregate principal balance of the
                                      Securities on the Closing Date. The
                                      Depositor must either arrange for the Swap
                                      Counterparty and the Trust to increase
                                      proportionally the notional amount under the Swap Agreement or arrange for an additional Swap Agreement to be entered into between the Trust and an additional
                                      Swap Counterparty. Any Securities
                                      deposited will be deposited with accrued interest and the corresponding Units issued by the Trust will be issued with accrued interest. The Rating Agency
                                      Condition must be satisfied in connection with such additional issuance.

Selling Agent:                        Morgan Stanley & Co. Incorporated.
                                      Notwithstanding any provision of the
                                      Standard Terms to the contrary, any sale of the Securities shall be conducted by and through the Selling Agent and not the Trustee.

Rating Agency Condition:              The definition of Rating Agencies
                                      Condition in the Standard Terms shall not apply.

                                      "Rating Agency Condition": With respect to any specified action or determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units; provided, however, that if Rating Agency Confirmation is specified herein to be required by only Moody's or S&P, only clause (i) or clause (ii) shall be applicable. Such confirmation may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

Eligible Account:                     The definition of "Eligible Account" in
                                      the Standard Terms shall not apply.

                                      "Eligible Account": A non-interest bearing account, held in the United States, in the name of the Trustee for the benefit of the Trust that is either (i) a segregated account or segregated accounts maintained with a Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aa2 by Moody's, A-1+ and AA by S&P, and, if rated by Fitch, F1 and AA by Fitch at the time any amounts are held on deposit therein including when such amounts are initially deposited and all times subsequent or (ii) a segregated trust account or segregated accounts maintained as a segregated account or as segregated accounts and held by the Trustee in its Corporate Trust Office in trust for the benefit of the Unitholders.

Permitted Investments:                The following shall be a Permitted
                                      Investment in addition to the investments specified in the Standard Terms:

                                      Units of the Dreyfus Cash Management Fund
                                      Investor Shares or any other money market funds which are rated in the highest applicable rating category by each Rating Agency (or such lower rating if the Rating Agency Condition is satisfied).

Non-U.S. Persons                      Notwithstanding anything to the contrary
                                      herein or in the Standard Terms, any
                                      beneficial owner of any Units which is a non-U.S. person shall not be entitled to exercise any rights of the Unitholders to instruct or direct Trustee.

Other Terms:                          The Trust shall not merge or consolidate
                                      with any other trust, entity or person and the Trust shall not acquire the assets of, or an interest in, any other trust, entity or person except as specifically contemplated herein.

                                      The Trustee shall provide to the
                                      Unitholders copies of any notices it
                                      receives with respect to a redemption of the Securities or a call of the Securities under the Swap Agreement and any other notices with respect to the Securities.

                                      The reference to "B2" in the definition of Certificate in the Standard Terms shall be replaced with "Exhibit B2".

                                      The reference to "Section 10.02(ix)" in
                                      the definition of Available Funds in the Standard Terms shall be replaced with "Section 10.02(a)(ix)".

                                      The reference to "Section 3.04" in the
                                      definition of Unit Account in the Standard
                                      Terms shall be replaced with "Section
                                      3.05".

                                      The transfer by the Depositor to the
                                      Trustee specified in Section 2.01(a) of
                                      the Standard Terms shall be in trust.

                                      Section 2.06 of the Standard Terms shall be incorporated herein by inserting "cash in an amount equal to the premium under the Swap Agreement and" after the phrase "constituting the Trust Property," therein.

                                      The reference to "calendar day" in the
                                      last sentence of Section 3.06 of the
                                      Standard Terms shall be replaced with
                                      "Business Day".

                                      Section 4.02(d) of the Standard Terms
                                      shall be incorporated herein by striking
                                      "and the Trustee on behalf of the
                                      Unitholders" from the first sentence of
                                      the second paragraph thereof.

                                      Section 5.03(c) of the Standard Terms
                                      shall be incorporated herein by striking
                                      "(if so required by the Trustee or the
                                      Unit Registrar)" from the first sentence thereof.

                                      Section 7.01(c)(i) of the Standard Terms shall be incorporated herein by replacing the first word thereof ("after") with "alter".

                                      Section 7.02 of the Standard Terms shall be incorporated herein by striking "(i) the Trustee determines that such amendment will not adversely affect the interests of the Unitholders and (ii)" from the first sentence thereof, inserting "on which it may conclusively rely" after "Opinion of Counsel" in such sentence, and striking "clause (ii)" from the second sentence of such Section.

                                      Section 9.03(a) of the Standard Terms
                                      shall be incorporated herein by striking
                                      "or oral" after the "at any time by" in
                                      the third sentence thereof.

                                      Clause (ix) of Section 10.02(a) shall not apply.

                                      Section 10.02(a)(x) of the Standard Terms shall be replaced with the following:

                                      (x) the Trustee shall have the power to
                                      sell the Securities and other Trust
                                      Property, in accordance with Article IX
                                      and XI, through the Selling Agent or, if the Selling Agent shall have resigned or declined to sell some or all of the Securities, any broker selected by the Trustee (at the direction of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Termination Payments) or reimbursable to itself in respect of unpaid Extraordinary Trust Expenses and to use the proceeds thereof to make such payments after the distribution of funds or Trust Property to Unitholders. Any such broker shall be instructed by the Trustee to sell such Trust Property in a reasonable manner designed to maximize the sale proceeds.

                                      Section 10.05(b) of the Standard Terms
                                      shall be incorporated herein by replacing
                                      ", pursuant to the first sentence of this paragraph" with "the Trustee shall be indemnified by the Trust, however," in the last sentence thereof.

                                      Section 10.06(a) of the Standard Terms
                                      shall be incorporated herein by inserting
                                      "or association" after the word
                                      "corporation" in the second sentence
                                      thereof.

                                      Section 10.07(a) of the Standard Terms
                                      shall be incorporated herein by replacing
                                      "notice or resignation" with "notice of
                                      resignation" in the second sentence
                                      thereof and striking the last two
                                      sentences thereof.

                                      Section 10.10(b) of the Standard Terms
                                      shall be incorporated herein by inserting
                                      "The Trustee shall not be liable for the acts or omissions of any co-trustee." after the last sentence thereof.

                                      Section 10.14 of the Standard Terms shall be replaced with the following:

                                      SECTION 10.14. Non-Petition . Prior to the date that is one year and one day after all distributions in respect of the Units have been made, none of the Trustee, the Trust or the Depositor shall take any action or institute any proceeding against any of the others under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such Insolvency Law.

                                      Section 12.01(a) of the Standard Terms
                                      shall be incorporated herein by replacing
                                      "(v)" with "(vi)" in the last proviso
                                      thereof.

                                      Section 12.01(c) of the Standard Terms
                                      shall be incorporated herein by inserting
                                      ",provided at the expense of the party
                                      requesting such amendment," after "Opinion of Counsel".

                                      Section 12.05 of the Standard Terms shall be incorporated herein by striking "the Trustee and" in the last sentence of the second paragraph thereof.

                                      The reference to "its President, its
                                      Treasurer, or one of its Vice Presidents, Assistant Vice Presidents or Trust Officers" in the first sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                      The reference to "the proper officers" in the second sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                      The reference to "one of its authorized
                                      signatories" in the first sentence of
                                      Section 5.02(d) of the Standard Terms
                                      shall be replaced with "a Responsible
                                      Officer".

                                      The reference to the "Trust" in the first sentence of Section 5.08(b) of the Standard Terms shall be replaced with the "Trustee".

                                      References to D&P in the Standard Terms
                                      shall be incorporated as references to
                                      Fitch Inc. ("Fitch").

                                   Schedule II

                            (Terms of Trust Property)


   Securities:                        International Business Machines
                                      Corporation 7.125% Debentures due 2096

   Security Issuer:                   International Business Machines
                                      Corporation

   Principal Amount:                  $49,825,000

   Security Rate:                     7.125%

   Credit Ratings:                    A1 by Moody's
                                      A+ by S&P

   Listing:                           New York Stock Exchange

   Security Agreement:                An indenture dated as of October 1, 1993,
                                      between the Security Issuer and The Chase
                                      Manhattan Bank, as trustee, as
                                      supplemented as of December 15, 1995 and as supplemented from time to time by supplemental indentures.

   Form:                              Global

   Currency of                        United States dollars
   Denomination:

   Acquisition Price                  96.7792%
   by Trust:


   Security Payment Date:             Each June 1 and December 1, commencing
                                      December 6, 1996.

   Original Issue Date:               The Securities were issued December 6,
                                      1996.

   Maturity Date:                     December 1, 2096. The Security Issuer may
                                      shorten the maturity of the Securities
                                      upon a "tax event" as described in the
                                      Security Prospectus.

   Sinking Fund Terms:                Not Applicable

   Redemption Terms:                  The Securities are redeemable at any time
                                      and from time to time subject to payment of a make-whole amount, if applicable.

   CUSIP No.:/ISIN No.                459200 AP 6

   Security Trustee:                  The Chase Manhattan Bank

   Available Information              The Security Issuer is subject to the
   Regarding the Security Issuer      informational requirements of the
   (if other than U.S.                Securities Exchange Act of 1934, as
   Treasury obligations):             amended, and in accordance therewith files
                                      reports and other information with the
                                      Securities and Exchange Commission (the
                                      "Commission"). Such reports and other
                                      information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street,
                                      N.W., Washington, D.C. 20549 and at the
                                      following Regional Offices of the
                                      Commission: 7 World Trade Center, 13th
                                      Floor, New York, New York 10048 and
                                      Northwest Atrium Center, 500 West Madison
                                      Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington,
                                      D.C. 20549 at prescribed rates.

                                  SCHEDULE III

                                                                  MORGAN STANLEY


--------------------------------------------------------------------------------
Date:  April 24, 2001

To:    SATURNS Trust No. 2001-1         From:    Morgan Stanley & Co.
                                                 International Limited

Attn:  Asset-Backed Securities Group    Contact: Madhu Philips
       SATURNS Trust No. 2001-1

Fax:   312-904-2084                     Fax:     212-761-0406

Tel:   312-904-7807                     Tel:     212-761-2583
--------------------------------------------------------------------------------

Re: Bond Option Transaction. MS Reference Number S6815

         The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between you and Morgan Stanley & Co. International Limited ("MSIL"), with Morgan Stanley & Co. Incorporated ("MS&Co."), as agent, on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement below.

         The definitions and provisions contained in (i) the 1991 ISDA Definitions and the 1997 ISDA Government Bond Option Definitions (the "Bond Option Definitions") (each as published by the International Swaps and Derivatives Association, Inc. ("ISDA")) and (ii) to the extent of terms not defined herein or in the Bond Option Definitions the 1996 ISDA Equity Derivatives Definitions (as published by ISDA) (the "Equity Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

         1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of April 24, 2001, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         2. The terms of the particular Transaction to which this Confirmation relates are as follows:

I. General Terms
----------------
Trade Date:                           April 17, 2001

Commencement Date:                    April 24, 2001

Option Style:                         American

Option Type:                          Call

Buyer:                                MSIL ("Party A")

Seller:                               SATURNS Trust No. 2001-1 ("Party B")

Bonds:                                The obligation identified as follows:
                                      Bond Issuer:               International Business Machines
                                                                 Corporation
                                      Issue:                     7.125% Debentures due 2096
                                      CUSIP:                     459200 AP 6
                                      Coupon:                    7.125%
                                      Maturity Date:             December 1, 2096
                                      Face Amount Purchased:     USD 49,825,000

Premium:                              USD 124,563

Number of Options:                    49,825

Option Entitlement:                   USD 1,000 of face amount of the Bonds per
                                      Option.

Strike Price:                         (i) For any Exercise Date on or prior to
                                      June 1, 2006, the greater of (A) 100% or
                                      (B) the redemption price of the Bonds
                                      including any make-whole amount (expressed
                                      as a percentage) subject to a maximum of
                                      110%, or (ii) for any Exercise Date after
                                      June 1, 2006, 99.673%, of the face amount
                                      of the Bonds.

Calculation Agent:                    Party A

II. Exercise Terms
------------------

Automatic Exercise:                   Inapplicable

Exercise Period:                      Any Business Day from, and including, 9:00
                                      a.m. (New York time) on June 1, 2006 to,
                                      and including, the Expiration Time on the
                                      Expiration Date; provided, however, the
                                      Exercise Period shall also include any
                                      Business Day prior to June 1, 2006 (i) if
                                      a Security Default has occurred and is
                                      continuing or (ii) with respect to any
                                      such Bonds as to which notice of
                                      redemption has been delivered by the
                                      Issuer (including if necessary, additional
                                      Bonds to allow for the exercise of whole
                                      Options).

Exercise Date:                        For each Option exercised or deemed
                                      exercised, the day during the Exercise
                                      Period on which that Option is or is
                                      deemed to be exercised, subject to the
                                      Deemed Exercise and Alternative Settlement
                                      provision set forth below.

Multiple Exercise:                    Applicable

Minimum Number of Options:            1

Maximum Number of Options:            49,825

Integral Multiple:                    1

Written Confirmation of Exercise:     Applicable. Buyer shall give irrevocable
                                      exercise notice which may be given orally
                                      (including by telephone) during the
                                      Exercise Period but no later than the
                                      Notification Date. Buyer will execute and
                                      deliver a written exercise notice
                                      confirming the substance of such oral
                                      notice, however, failure to provide such
                                      written notice will not affect the
                                      validity of the oral notice.

Notification Date:                    Any date at least 35 calendar days but not
                                      more than 60 calendar days prior to the
                                      Exercise Date, provided that any date (i)
                                      which is 30 calendar days after the Bond
                                      Issuer provides notice of redemption or
                                      (ii) when a Security Default has occurred
                                      and is continuing is also a Notification
                                      Date.

Limited Right to Confirm Exercise:    Inapplicable

Expiration Date:                      December 1, 2093

Expiration Time:                      4:00 p.m. New York time

Business Days:                        New York and Chicago

III. Settlements:
-----------------

Settlement:                           Physical Settlement (subject to the Deemed
                                      Exercise and Alternative Settlement
                                      provision below). Party A will notify
                                      Party B separately regarding the clearance
                                      system details.

Bond Payment:                         An amount equal to the sum of:

                                      (i) The product of the Strike Price and
                                      the Exercised Call Notional Amount,


                                      (ii) The accrued interest, if applicable, and

                                      (iii) Any Fractional Unit Make Whole
                                      Amount.

                                      In addition, in connection with any
                                      partial exercise, Party A shall pay to the Expense Administrator an amount equal to the present value of the Trustee Fee that will accrue from the date of such exercise until the Scheduled Final Distribution
                                      Date (as defined in the Trust Agreement), assuming for this purpose that the Trust
                                      (as defined in the Trust Agreement) is not terminated prior to the Scheduled Final
                                      Distribution Date, multiplied by the
                                      Exercised Call Notional Amount and divided by $49,825,000.

Exercised Call Notional Amount:       The product of the Option Entitlement and
                                      the number of Options exercised on the
                                      relevant Exercise Date.

Settlement Date:                      Exercise Date

Deposit of Bond Payment:              Except in the event of a deemed exercise,
                                      Party A must deposit the Bond Payment with
                                      the Trustee on the Business Day prior to
                                      the Exercise Date. The Bonds are to be
                                      delivered "free" to Party A.

Deemed Exercise and Alternative       In the event that any of the Bonds held by
Settlement:                           Party B are redeemed by the Bond Issuer
                                      and paid in full in accordance with their
                                      terms, an equivalent number of Options
                                      with respect to any remaining Bonds held
                                      by Party B shall be deemed to have been
                                      exercised (and the requirements of notice
                                      of exercise and written confirmation of
                                      exercise deemed satisfied), in the same
                                      proportion as the portion of the Bonds
                                      held by Party B that are redeemed. The
                                      effective date of deemed exercise shall be
                                      35 calendar days prior to the date on
                                      which Party B receives the cash proceeds
                                      delivered in connection with the
                                      redemption. As a result of such deemed
                                      exercise, (i) Party B shall pay to Party
                                      A, against the payment by Party A set
                                      forth in clause (ii), the cash proceeds
                                      delivered in connection with such
                                      redemption (including any cash paid or
                                      delivered in respect of accrued interest
                                      on the Bonds) and (ii) Party A shall pay
                                      to Party B, against the payment and/or
                                      delivery set forth in clause (i), the Bond
                                      Payment.

         3. Additional Definitions:

"Expense Administration Agreement" means the expense administration agreement dated as of April 24, 2001 between Party B and the Expense Administrator.

"Expense Administrator" means MSDW Structured Asset Corp. acting pursuant to the Expense Administration Agreement.

"Fractional Unit Make Whole Amount" means the amount specified in paragraph 9.

"Security Default" has the meaning set forth in the Trust Agreement.

"Security Agreement" means the indenture dated as of October 1, 1993, between the Bond Issuer and The Chase Manhattan Bank, as trustee, as supplemented as of December 15, 1995 and as supplemented from time to time by supplemental indentures, all as relating to the Bonds.

"Trust Agreement" means the trust agreement dated as of April 24, 2001, between the MSDW Structured Asset Corp. and LaSalle Bank National Association.

         4. Representations:

         Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A.

         5. Additional Termination Event:

         As set forth in the Agreement, a Trust Wind-Up Event will result in an Additional Termination Event under the Agreement with respect to which Party B shall be the Affected Party and this Transaction shall be an Affected Transaction.

         An optional exchange of Units for Securities pursuant to the Trust Agreement will result in a partial Additional Termination Event with respect a number of Options equivalent to the Securities to be exchanged for the Units and with respect to which this Transaction shall be an Affected Transaction.

         6. Swap Termination Payments. In the event an Early Termination Date is designated with respect to which this Transaction is an Affected Transaction (other than as a result of a self-tender or optional exchange of Units for Bonds), there shall be payable to Party A as a termination payment in lieu of the termination payment determined in accordance with Section 6(e) of the Agreement an amount equal to the excess (if any) of the sale proceeds in excess of the principal of and interest on the Units. If an early termination occurs due to a tender of the Bonds to the Bond Issuer or optional exchange of Units for Bonds, the Swap Termination Payment shall be determined under Section 6(e) determined on the basis of "Market Quotation" under the Swap Agreement (with Party B as sole Affected Party). Party B shall not tender the Bonds unless the terms of the self-tender provide for payment of at least such amount as Party A advises would be the amount payable to Party A as a termination payment. If an early termination occurs due to a tender of the Bonds to the Bond Issuer or optional exchange of Units for Bonds, the Swap Termination Payment shall be paid prior to any payment on the exchanged Units.

         In the event of an optional exchange of the Units for Bonds, the Swap Termination Payment shall also include an amount equal to (i) the present value of the Trustee Fee that will accrue from the date of exchange until the Scheduled Final Distribution Date (as defined in the Trust Agreement), assuming for this purpose that the Trust (as defined in the Trust Agreement) is not terminated prior to the Scheduled Final Distribution Date, multiplied by the principal amount of Bonds exchanged and divided by $49,825,000. Party A shall remit such amount to the Expense Administrator.

         7. Assignment. The rights under this Confirmation and the Agreement may be assigned at any time and from time to time in whole or in part; provided that any such assignment shall be an assignment of whole Options and provided further that Rating Agency Condition is satisfied (as provided in the Trust Agreement).

         8. Account Details:

Payments to Party A:            Citibank, New York
                                ABA No. 021 000 089
                                For:  Morgan Stanley & Co. International Limited
                                Account No. 4072 4601

Operations Contact:             Barbara Kent
                                Tel:  212-761-4662
                                Fax:  212-761-0581

Payments to Party B:            LaSalle Bank, Chicago, Illinois
                                ABA No. 071 000 505
                                Reference:  SATURNS 2001-1
                                Unit Account / AC-2090067/
                                Account No.: 67-8762-105

Operations Contact:             Brian Ames
                                Tel:  312-904-7807
                                Fax: 312-904-2084


         9. Fractional Unit Make-Whole Amount: In the event any exercise or deemed exercise hereunder would result in a fractional Unit (as defined in the Trust Agreement) remaining after such exercise, Party A shall, in addition to amounts payable hereunder, pay to Party B the remaining fractional Unit Principal Balance (as defined in the Trust Agreement) together with accrued interest on such Unit and, if applicable, any Additional Distribution (as defined in the Trust Agreement). Party A shall be entitled to reimbursement from the Expense Administrator to the extent provided in the Expense Administration Agreement.

         10. Representations: Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A. Party B represents and warrants to Party A, which representation and warranty will be deemed to be repeated by Party B on each date on which a Transaction is entered into, that it owns or controls (or, in the case of an investment advisor (whether or not registered under the United States Investment Advisors Act of 1940), has under management) in excess of USD 49 million in Aggregate Financial Assets (as defined below).

For purposes hereof, Aggregate Financial Assets of an entity means the total, on a gross basis, without deduction for liabilities of the entity, of all cash, money-market instruments, securities of unaffiliated issuers, futures and options.

Please confirm that the foregoing correctly sets forth the terms of our agreement MS Reference Number S6815 by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


BY: /s/ Chris Boas
    ---------------------------
    Name: Chris Boas
    Title: Attorney-In-Fact

Acknowledged and agreed as of the date first written above:

SATURNS TRUST NO. 2001-1
BY:  LaSalle Bank National Association,
      solely as Trustee and not in its individual capacity.


BY: /s/ Brian D. Ames
    ---------------------------
    Name: Brian D. Ames
    Title: Vice President


MORGAN STANLEY & CO. INCORPORATED hereby agrees to and acknowledges its role as agent for both parties in accordance with the Schedule to the Agreement.


BY: /s/ Michael Harpe
    ---------------------------
    Name: Michael Harpe
    Title: Managing Director